Exhibit 99.4

UNAUDITED DCP MIDSTREAM PARTNERS, LP PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

References to we, us or our, refer to DCP Midstream Partners, LP and its consolidated subsidiaries. The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of our acquisition from DCP Midstream, LLC, or Midstream, of certain subsidiaries of Momentum Energy Group, Inc., or the MEG Drop Down Transaction, for aggregate consideration of approximately $174.8 million consisting of (1) approximately $153.8 million in cash, and a liability of $9.0 million for net working capital and general and administrative charges, and (2) the issuance of 275,735 common units valued at $12.0 million. The pro forma financial statements also present the impact of the acquisition from Midstream of a 25% limited liability company interest in the East Texas Midstream Business, a 40% limited liability company interest in Discovery Producer Services LLC, or Discovery, and a non-trading derivative instrument, or the Swap, that Midstream entered into in March 2007, or the Midstream Transaction. We paid aggregate consideration of approximately $271.3 million to Midstream, consisting of (1) approximately $243.7 million in cash, including $1.3 million for net working capital and other adjustments, (2) the issuance of 620,404 common units valued at $27.0 million and (3) the issuance of 12,661 general partner equivalent units valued at $0.6 million for the Midstream Transaction. The pro forma financial statements as of June 30, 2007, and for the six months ended June 30, 2007 and for the year ended December 31, 2006, have been prepared based on certain pro forma adjustments to our historical consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2006, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as filed with the Securities and Exchange Commission, and are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained in those reports. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2007, has been prepared as if these transactions had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2007, and for the year ended December 31, 2006, have been prepared as if these transactions had occurred on January 1, 2006. Midstream entered into the Swap in March 2007; therefore, the pro forma adjustments related to the Swap only impact the balance sheet as of June 30, 2007 and the statement of operations for the six months ended June 30, 2007. Since these transactions are transactions among entities under common control, the pro forma financial statements are combined on an “as if” pooling basis. Accordingly, the historic impact of the acquired assets and liabilities are carried forward.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the transaction as contemplated, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements. The final determination of the MEG Drop Down Transaction working capital amount and purchase price allocation has not been completed. The accompanying information reflects management’s best estimates.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if we had owned the assets acquired in these transactions during the periods presented.

DCP MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2007

($ in millions)

	DCP Midstream Partners, LP	The East Texas Midstream Business	Discovery Producer Services LLC	Pro Forma Adjustments - Elimination	Pro Forma Adjustments - Other		DCP Midstream Partners, LP before MEG	Momentum Energy Group, Inc.	Pro Forma Adjustments - MEG Other		DCP Midstream Partners, LP Pro Forma
				(a)
ASSETS
Current assets:
Cash and cash equivalents	$55.0	$—	$26.3	$(26.3)	$245.9	(b)	$57.2	$20.6	$120.0	(b)	$39.0
					(243.7	)(d)			(100.0	)(c)
									100.0	(e)
									(5.0	)(d)
									(153.8	)(d)
Accounts receivable	70.6	26.7	25.3	(52.0)	—		70.6	19.4	(12.3	)(d)	77.7
Other	33.7	0.1	1.3	(1.4)	—		33.7	2.5	(0.7	)(d)	35.5

Total current assets	159.3	26.8	52.9	(79.7)	2.2		161.5	42.5	(51.8)		152.2
Restricted investments	—	—	6.0	(6.0)	—		—	—	100.0	(c)	100.0
Property, plant and equipment, net	370.7	232.5	372.8	(605.3)	—		370.7	249.5	(249.5	)(d)	499.9
									129.2	(d)
Goodwill and intangible assets, net	44.3	—	—	—	—		44.3	21.0	(21.0	)(d)	108.0
									63.7	(d)
Equity method investments	6.4	—	—	—	161.2	(d)	167.6	—	—		167.6
Other non-current assets	6.3	—	—	—	—		6.3	0.8	(0.8	)(d)	6.3

Total assets	$587.0	$259.3	$431.7	$(691.0)	$163.4		$750.4	$313.8	$(30.2)		$1,034.0

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$92.3	$49.1	$22.5	$(71.6)	$—		$92.3	$28.5	$9.0	(d)	$112.6
									(17.2	)(d)
Other	12.1	5.6	10.9	(16.5)	2.4	(d)	14.5	8.3	(1.0	)(d)	21.8
Current maturities of long-term debt	—	—	—	—	—		—	0.7	(0.7	)(d)	—

Total current liabilities	104.4	54.7	33.4	(88.1)	2.4		106.8	37.5	(9.9)		134.4
Long-term debt	249.0	—	—	—	245.9	(b)	494.9	22.1	120.0	(b)	614.9
									(22.1	)(d)
Other long-term liabilities	12.6	2.3	3.9	(6.2)	6.3	(d)	18.9	3.4	(1.6	)(d)	20.7

Total liabilities	366.0	57.0	37.3	(94.3)	254.6		620.6	63.0	86.4		770.0

Non-controlling interest in joint venture	—	—	—	—	—		—	22.2	—		22.2

Commitments and contingent liabilities

Partners’ equity:
Members’ capital	—	202.3	394.4	(596.7)	—		—	—	—		—
Stockholders’ equity	—	—	—	—	—		—	228.6	(228.6	)(d)	—
Common unitholders	349.9	—	—	—	27.0	(d)	258.1	—	12.0	(d)	370.1
					(118.8	)(d)			100.0	(e)
Class C unitholders	(20.7)	—	—	—	—		(20.7)	—			(20.7)
Subordinated unitholders	(102.5)	—	—	—	—		(102.5)	—	—		(102.5)
General partner interest	(5.0)	—	—	—	0.6	(d)	(4.4)	—	—		(4.4)
Accumulated other comprehensive income	(0.5)	—	—	—	—		(0.5)	—	—		(0.5)

Total	221.2	202.3	394.4	(596.7)	(91.2)		130.0	228.6	(116.6)		242.0
Less treasury units	(0.2)	—	—	—	—		(0.2)	—	—		(0.2)

Total partners’ equity	221.0	202.3	394.4	(596.7)	(91.2)		129.8	228.6	(116.6)		241.8

Total liabilities and partners’ equity	$587.0	$259.3	$431.7	$(691.0)	$163.4		$750.4	$313.8	$(30.2)		$1,034.0

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

DCP MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2007

($ in millions, except per unit amounts)

	DCP Midstream Partners, LP	The East Texas Midstream Business	Discovery Producer Services LLC	Pro Forma Adjustments – Elimination	Pro Forma Adjustments – Other			DCP Midstream Partners, LP before MEG	Momentum Energy Group, Inc.	Pro Forma Adjustments – MEG Other			DCP Midstream Partners, LP Pro Forma
				(a )
Total operating revenues	$427.0	$204.5	$116.0	$(320.5)	$(8.7)	(f	)	$418.3	$80.0	$(28.3)	(d	)	$470.0

Operating costs and expenses:
Purchases of natural gas, propane and NGLs	376.1	157.0	73.4	(230.4)	—			376.1	50.1	(20.8)	(d	)	405.4
Operating and maintenance expense	12.9	15.7	16.3	(32.0)	—			12.9	7.5	(2.7)	(d	)	17.7
Depreciation and amortization expense	7.9	7.9	13.0	(20.9)	—			7.9	6.8	(2.9)	(d	)	15.5
										3.2	(g	)
										0.5	(h	)
General and administrative expense	11.7	7.2	1.1	(8.3)	—			11.7	5.0	(0.8)	(d	)	15.9
Loss on sale of assets	—	—	0.6	(0.6)	—			—	—	—			—

Total operating costs and expenses	408.6	187.8	104.4	(292.2)	—			408.6	69.4	(23.5)			454.5

Operating income	18.4	16.7	11.6	(28.3)	(8.7)			9.7	10.6	(4.8)			15.5
Interest income	2.5	—	1.1	(1.1)	—			2.5	0.6	(0.3)	(d	)	2.8
Interest expense	(8.4)	—	—	—	(7.1)	(i	)	(15.5)	—	(3.5)	(i	)	(19.0)
Earnings from equity method investments	0.5	—	—	—	7.6	(j	)	12.2	—	—			12.2
					4.1	(k	)
Other loss	—	—	0.3	(0.3)	—			—	—	—			—

Income before income taxes	13.0	16.7	13.0	(29.7)	(4.1)			8.9	11.2	(8.6)			11.5
Income tax expense	—	(0.2)	—	0.2	—			—	(1.5)	1.5	(d	)	—
Non-controlling interest in income	—	—	—	—	—			—	(0.6)	—			(0.6)

Net income	$13.0	$16.5	$13.0	$(29.5)	$(4.1)			$8.9	$9.1	$(7.1)			$10.9
Less:
General partner interest in net income	(0.6)												(0.6)

Net income allocable to limited partners	$12.4												$10.3

Net income per limited partner unit — basic and diluted	$0.60												$0.49

Weighted-average limited partner units outstanding — basic and diluted	17.8				0.6					2.7			21.1

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

DCP MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

($ in millions, except per unit amounts)

	DCP Midstream Partners, LP	The East Texas Midstream Business	Discovery Producer Services LLC	Pro Forma Adjustments - Elimination	Pro Forma Adjustments - Other		DCP Midstream Partners, LP before MEG	Momentum Energy Group, Inc.	Pro Forma Adjustments - MEG Other		DCP Midstream Partners, LP Pro Forma
				(a)
Total operating revenues	$795.8	$485.4	$197.3	$(682.7)	$—		$795.8	$65.5	$(18.1	)(d)	$843.2

Operating costs and expenses:
Purchases of natural gas, propane and NGLs	700.4	385.3	119.6	(504.9)	—		700.4	45.6	(12.2	)(d)	733.8
Operating and maintenance expense	23.7	25.2	24.1	(49.3)	—		23.7	7.1	(2.7	)(d)	28.1
Depreciation and amortization expense	12.8	14.6	25.6	(40.2)	—		12.8	5.5	(2.7	)(d)	22.9
									6.4	(g)
									0.9	(h)
General and administrative expense	21.0	11.5	2.4	(13.9)	—		21.0	6.3	(1.1	)(d)	26.2
Gain on sale of assets	—	—	—	—	—		—	(4.7)	4.7	(d)	—

Total operating costs and expenses	757.9	436.6	171.7	(608.3)	—		757.9	59.8	(6.7)		811.0

Operating income	37.9	48.8	25.6	(74.4)	—		37.9	5.7	(11.4)		32.2
Interest income	6.3	—	2.4	(2.4)	—		6.3	1.0	(0.8	)(d)	6.5
Interest expense	(11.5)	—	—	—	(14.0	)(i)	(25.5)	—	(6.9	)(i)	(32.4)
Earnings from equity method investments	0.3	—	—	—	16.9	(j)	29.0	—	—		29.0
					11.8	(k)
Other income	—	—	2.1	(2.1)	—		—	—	—		—

Income before income taxes	33.0	48.8	30.1	(78.9)	14.7		47.7	6.7	(19.1)		35.3
Income tax expense	—	(1.8)	—	1.8	—		—	—	—		—
Non-controlling interest in loss	—	—	—	—	—		—	0.1	—		0.1

Net income	$33.0	$47.0	$30.1	$(77.1)	$14.7		$47.7	$6.8	$(19.1)		$35.4
Less:
Net loss attributable to predecessor operations	2.3										2.3
General partner interest in net income	(0.7)										(0.8)

Net income allocable to limited partners	$34.6										$36.9

Net income per limited partner unit — basic and diluted	$1.90										$1.75

Weighted-average limited partner units outstanding — basic and diluted	17.5				0.6				2.7		20.8

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED DCP MIDSTREAM PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

Unless the context clearly indicates otherwise, references in this report to “we,” “our,” “us” or like terms refer to DCP Midstream Partners, LP, or Partners. The historical financial information is derived from our historical consolidated financial statements, and the historical financial statements of Momentum Energy Group Inc., or Momentum, the East Texas Midstream Business and Discovery Producer Services LLC, or Discovery. The pro forma adjustments have been prepared as if we acquired certain subsidiaries of Momentum Energy Group, Inc., or the MEG Drop Down Transaction, and a 25% limited liability company interest in the East Texas Midstream Business, a 40% limited liability company interest in Discovery, and the Swap, or the Midstream Transaction, on June 30, 2007, for the balance sheet, and on January 1, 2006, for the statements of operations. Midstream entered into the Swap in March 2007; therefore, the pro forma adjustments related to the Swap only impact the balance sheet as of June 30, 2007 and the statement of operations for the six months ended June 30, 2007. Since the Midstream Transaction is a transaction among entities under common control, the pro forma financial statements are combined on an “as if” pooling basis. Accordingly, the historic cost of the acquired assets and liabilities in the Midstream Transaction are carried forward.

The pro forma condensed consolidated financial statements reflect the following transactions:

The MEG Drop Down Transaction:

•	the cash proceeds to us from the issuance of 2,380,952 common limited partner units for $100.0 million under a private placement;

•	the purchase of $100.0 million of collateral assets and the borrowing of $100 million under our term loan facility;

•	the borrowing of $20.0 million under our revolving credit facility;

•	the acquisition of certain subsidiaries of Momentum Energy Group, Inc.; and

•

the aggregate consideration paid to Midstream, consisting of approximately (1) $153.8 million in cash, (2) a liability of $9.0 million for net working capital and general and administrative charges, and (3) the issuance of 275,735 common limited partner units valued at $12.0 million.

The Midstream Transaction:

•	the borrowing of $245.9 million under our existing credit facility to finance the acquisition;

•	the acquisition of the 25% interest in the East Texas Midstream Business and 100% of Midstream’s 40% interest in Discovery;

•

the acquisition of the Swap. In March 2007, Midstream entered into a crude oil swap, a non-trading derivative, to mitigate a portion of the price risk from July 2007 through December 2012. The Swap is for a total of approximately 1.9 million barrels of crude oil at $66.72 per barrel; and

•

the aggregate consideration paid to Midstream, consisting of approximately $243.7 million in cash, including $1.3 million for net working capital and other adjustments, and the issuance of 620,404 common units and 12,661 general partner equivalent units.

Partners’ omnibus services agreement with Midstream increased by $1.6 million annually as a result of the MEG Drop Down Transaction and increased $0.2 million annually as a result of the Midstream Transaction, for incremental general and administrative expenses, subject to annual increases in the Consumer Price Index.

Note 2. Pro Forma Adjustments and Assumptions

(a)	Reflects adjustments to eliminate 100% of the activity of the East Texas Midstream Business and Discovery, as Partners will account for these investments under the equity method.

(b)	Reflects proceeds to us from borrowings under our revolving credit facility of $245.9 million for the Midstream Transaction, and borrowings under our revolving credit facility of $20.0 million and under our term loan facility of $100.0 million for the MEG Drop Down Transaction.

(c)	Reflects the purchase of collateral assets of $100.0 million with cash received from the $100.0 million of borrowings under our term loan facility.

(d)	Reflects the MEG Drop Down Transaction and the Midstream Transaction, along with the related distributions to Midstream of the aggregate consideration. These acquisitions will be recorded at Midstream’s cost as they are considered transactions among entities under common control. The consideration was allocated as follows, subject to customary purchase price adjustments ($ in millions):

Midstream Transaction:

Cash consideration	$243.7
Common units	27.0
General partner equivalent units	0.6

Aggregate consideration	271.3
Historical cost of interest in the East Texas Midstream Business	(50.6)
Historical cost of interest in Discovery	(110.6)
Historical cost of the Swap	8.7

Adjustment to net parent equity for excess consideration	$118.8

The historical cost of the interest in Discovery includes the net difference between the carrying amount of Discovery and the underlying equity of Discovery, or the Outside Basis. As of June 30, 2007, the Outside Basis in Discovery was a deficit of $46.1 million.

The historical cost of the Swap consists of a current liability of $2.4 million and a long-term liability of $6.3 million.

The adjustment to net parent equity was allocated to the common units. The value of the common units and general partner equivalent units above was based on the average market value of Partners’ common units for the ten days prior to the announcement of this transaction.

MEG Drop Down Transaction:

Cash consideration	$153.8
Liability for net working capital and general and administrative expenses	9.0
Common limited partner units	12.0

Aggregate consideration	$174.8

The purchase price was allocated as follows:
Cash	$15.6
Accounts receivable	7.1
Other current assets	1.8
Property, plant and equipment	129.2
Goodwill and intangible assets	63.7
Accounts payable	(11.3)
Other current liabilities	(7.3)
Other long-term liabilities	(1.8)
Non-controlling interest in joint venture	(22.2)

Total purchase price allocation	$174.8

The acquisition of MEG was accounted for by Midstream under the purchase method of accounting. Midstream’s purchase price allocation was based on the estimated fair values of the assets acquired, including the fair values of identifiable intangible assets as of August 29, 2007, the date that the acquisition was consummated. Our acquisition of certain subsidiaries of MEG from Midstream constitutes the acquisition of a business and was recognized at Midstream’s basis. The pro forma allocation of purchase price is preliminary and subject to adjustments. Adjustments could result from revisions to the purchase price, as provided in the Contribution and Sale Agreement, working capital adjustments, and the allocation of $192.9 million between property, plant and equipment and intangible assets based on valuations to be provided by an independent third party. The pro forma adjustments also reflect the portion of MEG retained by Midstream.

(e)	Reflects proceeds to us of $100.0 million from the sale of 2,380,952 common units.

(f)	Reflects losses from non-trading derivative activity — affiliates associated with the acquisition of the Swap.

(g)	Represents depreciation of fixed assets acquired in the MEG Transaction.

(h)	Represents amortization of intangibles acquired in the MEG Transaction.

(i)	Reflects the increase in interest expense associated with the incremental debt for the acquisition described in (b) above. The following presents the weighted average interest rates and pro forma long-term debt used to calculate the increase in interest expense for the respective periods ($ in millions):

		Pro Forma Long-Term Debt
	Weighted Average Interest Rate	Midstream Transaction	MEG Drop Down Transaction
Six months ended June 30, 2007	5.77%	$245.9	$120.0
Year ended December 31, 2006	5.71%	$245.9	$120.0

As of June 30, 2007, the effect of a 0.125% variance in interest rates on pro forma interest expense would have been approximately $0.5 million annually.

(j)	Reflects the increase in earnings from equity method investments associated with the acquisition of a 40% limited liability company interest in Discovery. The increase in earnings from equity method investments includes amortization of the Outside Basis in Discovery. The following presents the increase in earnings from equity method investments for the respective periods ($ in millions):

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
Our share of Discovery’s historical net income	$5.2	$12.0
Amortization of the Outside Basis	2.4	4.9

Increase in earnings from equity method investments	$7.6	$16.9

(k)	Reflects the increase in earnings from equity method investments associated with the acquisition of a 25% limited liability company interest in the East Texas Midstream Business.

Note 3. Pro Forma Net Income Per Limited Partner Unit

Our net income is allocated to the general partner and the limited partners, including the holders of the subordinated units, in accordance with their respective ownership percentages, after giving effect to incentive distributions paid to the general partner.

Securities that meet the definition of a participating security are required to be considered for inclusion in the computation of basic earnings per unit using the two-class method. Under the two-class method, earnings per unit is calculated as if all of the earnings for the period were distributed under the terms of the partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.

These required disclosures do not impact our overall net income or other financial results; however, in periods in which aggregate net income exceeds certain distribution levels, it will have the impact of reducing net income per limited partner unit, or LPU. This result occurs as a larger portion of our aggregate earnings, as if distributed, is allocated to the incentive distribution rights of the general partner, even though we make distributions on the basis of available cash and not earnings. In periods in which our aggregate net income per unit does not exceed certain distribution levels, there is no impact on our calculation of earnings per LPU. For the six months ended June 30, 2007, we did not allocate additional earnings to the general partner. For the year ended December 31, 2006, our pro forma aggregate net income per unit exceeded certain distribution levels, and as a result we allocated $0.5 million in additional earnings to the general partner.

Basic and diluted net income per LPU is calculated by dividing limited partners’ interest in pro forma net income, less pro forma general partner incentive distributions as described above, by the pro forma weighted average number of outstanding LPUs during the period, assuming each of the following were outstanding since January 1, 2006:

•	275,735 common units issued in connection with the MEG Drop Down transaction;

•	2,380,952 common units issued in connection with a private placement; and

•	620,404 common units issued in connection with the Midstream transaction.

The following table illustrates our calculation of pro forma net income per LPU ($ in millions, except per unit amounts):

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
Pro forma net income	$10.9	$35.4
Less: net loss attributable to predecessor operations	—	2.3

Pro forma net income attributable to partnership	10.9	37.7
Less: general partner interest in net income	(0.6)	(0.8)

Pro forma limited partners’ interest in net income	10.3	36.9
Less: additional earnings allocated to general partner	—	(0.5)

Pro forma net income available to limited partners	$10.3	$36.4

Pro forma net income per LPU — basic and diluted	$0.49	$1.75